Northrim BanCorp, Inc. Exhibit 99.1

Contact:	Marc Langland, Northrim Chairman, President and CEO (907) 261-3305 Joe Schierhorn, Northrim Chief Financial Officer (907) 261-3308 Ron Kukes, Alaska First Bank & Trust President and CEO (907) 644-1223

NEWS RELEASE

Northrim BanCorp Agrees to Acquire Alaska First Bank for $6.25 Million

ANCHORAGE, AK—June 27, 2007—Northrim BanCorp, Inc. (NASDAQ: NRIM) today announced the signing of a definitive agreement to acquire Alaska First Bank & Trust N.A. for $6.25 million in a cash transaction. The transaction calls for Northrim Bancorp to acquire all of the outstanding shares of Alaska First and to merge Alaska First with and into Northrim Bank. Northrim will not acquire Alaska First’s subsidiary, Hagen Insurance.

The boards of both companies approved the transaction, which is subject to approval by Alaska First’s shareholders and applicable bank regulators, as well as other customary conditions to closing. At March 31, 2007, Northrim Bancorp had $911 million in assets and ten offices in the greater Anchorage and Fairbanks markets. Alaska First had $60 million in assets, $13.5 million in net loans, $5.7 million in equity capital, and two branches in Anchorage. After exclusion of the Hagen Insurance subsidiary, the purchase price is approximately 1.39 times Alaska First’s adjusted tangible book value.

“We expect the transaction to close in the fourth quarter of 2007, and for it to be accretive to our earnings as early as the first quarter of 2008,” said Marc Langland, Chairman, President, and CEO of Northrim Bancorp. “With a solid mix of core deposits and a loyal customer base, the Alaska First franchise will fit nicely into our branch network. We are confident that we can efficiently combine their operations into ours in short order. We are looking forward to welcoming the customers and employees of Alaska First to Northrim.”

“We believe joining with Northrim Bank, one of Alaska’s premier companies, will bring solid benefits to our customers, employees and shareholders,” said Ron Kukes, President and CEO of Alaska First. “The transition should be seamless to our customers, who will continue to receive outstanding service and the benefit of new products, new services and higher lending limits. In addition, Northrim shares our commitment to the communities we serve in Alaska, and our employees will have greater opportunities for growth and advancement.”

Northrim BanCorp’s legal counsel for the transaction was Davis Wright Tremaine LLP. McAdams Wright Ragen acted as financial adviser for Alaska First Bank and Trust, while Graham and Dunn PC served as their legal counsel.

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About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, a commercial bank that provides personal and business banking services through locations in Anchorage, Eagle River, Wasilla, and Fairbanks, Alaska, and an asset based lending division in Washington. The bank differentiates itself with a “Customer First Service” philosophy. Affiliated companies include Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

Additional Information About This Transaction
Northrim BanCorp will file certain documents concerning the merger with the United States Securities and Exchange Commission (SEC). We urge investors to read the documents when they become available, because they will contain important information. Investors will be able to obtain Northrim BanCorp documents free of charge at the SEC’s website (www.sec.gov).

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectibility of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

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